EXHIBIT 23.1

                         [Letterhead of Arthur Andersen]


                       Consent of independent accountants


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated 27 February 2002 on our audits of the financial statements of Shire Pharmaceuticals Group plc as of 31 December 2001, 2000 and 1999 and for the periods then ended included in Shire Pharmaceuticals Group plc's Form 10-K for the year ended 31 December 2001.

/s/  Arthur Andersen

Arthur Andersen
Chartered Accountants


Reading, U.K.
28 June 2002